UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: March 15, 2006): March 17, 2006

NEW YORK & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-32315	33-1031445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 West 33rd Street
5th Floor
New York, New York 10001
(Address of Principal executive offices, including  Zip Code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers;  Election of Directors;  Appointment of Principal Officers

On March 15, 2006, New York & Company, Inc. (the “Company”) appointed Edward W. Moneypenny as a director on the Company’s board of directors. Mr. Moneypenny is an independent director in accordance with the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange. The appointment of Mr. Moneypenny brings the New York & Company Board from 10 members to 11. Mr. Moneypenny was also elected to be a member of the Board’s Audit Committee whose members now include Louis Lipschitz (Chairman), M. Katherine Dwyer and Edward W. Moneypenny.

Mr. Moneypenny, 64, most recently served as Senior Vice President of Finance and Chief Financial Officer of 7-ELEVEN, Inc.; the largest chain in the convenience retailing industry, with around $12 billion in revenue. Prior to 7-ELEVEN, Mr. Moneypenny held senior finance officer positions at two former fortune 500 companies in the energy industry, Florida Progress Corporation and Oryx Energy Company.

Mr. Moneypenny is a member of the Board of Directors and Audit Committee of the Timberland Company and serves as an Executive Committee Member of the Dean’s Business Council at the University of Illinois, College of Business. He previously served as a board member at Oryx Energy.

Mr. Moneypenny graduated from Saint Joseph’s University in Philadelphia with a bachelor’s degree in accounting. He received a master’s degree in accounting science from the University of Illinois.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibit

Exhibit No.	Description
99.1	Press release issued on March 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Ronald W. Ristau
Date: March 17, 2006	Name:	Ronald W. Ristau
	Title:	Chief Operating Officer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued March 17, 2006